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---------------------------------
                             MANN
---------------------------------                  12 Greenway Plaza, Suite 1202
                        FRANKFORT
---------------------------------                      Houston, Texas 77046-1289
                          STEIN &
---------------------------------                                 (713) 561-6500
                             LIPP
---------------------------------                            FAX: (713) 968-7128
     Certified Public Accountants
  A Limited Liability Partnership



                                                               EXHIBIT 16.1

  May 15, 2002



  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C.  20549


  Gentlemen:

  We have read the statements made by CYNET, Inc. contained in Item 8 of Form 10-KSB for the event that occurred effective April 22, 2002. We agree with the statements in response to that item concerning our Firm.


  Very truly yours,


  /s/ MANN FRANKFORT STEIN & LIPP CPAs, L.L.P.